EXHIBIT 99.1

PRESS RELEASE
For Immediate Release

Las Vegas Sands Reports
Fourth Quarter 2025 Results
For the quarter ended December 31, 2025

•Net Revenue of $3.65 billion and Net Income of $448 million

•Consolidated Adjusted Property EBITDA of $1.41 billion

•Marina Bay Sands Adjusted Property EBITDA of $806 million
◦High Hold on Rolling Play at Marina Bay Sands Positively Impacted Adjusted Property EBITDA by $45 million

•Macao Adjusted Property EBITDA of $608 million
◦High Hold on Rolling Play in Macao Positively Impacted Adjusted Property EBITDA by $26 million

•LVS Repurchased $500 million of Common Stock

LAS VEGAS, January 28, 2026 - Las Vegas Sands (NYSE: LVS), the leading global developer and operator of Integrated Resorts, today reported financial results for the quarter ended December 31, 2025.

“We remain enthusiastic about our opportunities to deliver growth in both Singapore and Macao, as we realize the benefits of our market-leading capital investment programs,” said Robert G. Goldstein, chairman and chief executive officer.

“In Singapore, Marina Bay Sands once again delivered outstanding financial and operating performance. Our elevated suite and service offerings position us for additional growth as travel and tourism spending in Asia continues to expand.

“In Macao, our decades-long commitment to making investments that enhance the business and leisure tourism appeal of Macao and support its development as a world center of business and leisure tourism positions us well for future growth.

“Our financial strength and industry-leading cash flow continue to support our investment programs in both Singapore and Macao, our pursuit of growth opportunities in new markets and our program to return excess capital to stockholders.

“We repurchased $500 million of LVS shares under our share repurchase program during the quarter. We look forward to utilizing our share repurchase program to continue to return excess capital to stockholders.”

Net revenue was $3.65 billion, compared to $2.90 billion in the prior year quarter. Operating income was $707 million, compared to $590 million in the prior year quarter. Net income in the fourth quarter of 2025 was $448 million, compared to $392 million in the fourth quarter of 2024.

Consolidated adjusted property EBITDA was $1.41 billion, compared to $1.11 billion in the prior year quarter.

Full year 2025 operating income was $2.82 billion, compared to $2.40 billion in 2024. Net income attributable to Las Vegas Sands was $1.63 billion, or $2.35 per diluted share, in 2025. This compared to $1.45 billion, or $1.96 per diluted share, in 2024.

Sands China Ltd. Consolidated Financial Results
On a GAAP basis, total net revenues for SCL increased 16.4% to $2.05 billion, compared to the fourth quarter of 2024. Net income for SCL was $213 million, compared to $237 million in the fourth quarter of 2024.

On a GAAP basis, 2025 total net revenues for SCL increased 5.1% to $7.44 billion, compared to 2024. Net income for SCL was $901 million in 2025, compared to $1.05 billion in 2024.

Other Factors Affecting Earnings
Interest expense, net of amounts capitalized, was $191 million for the fourth quarter of 2025, compared to $180 million in the prior year quarter. Our weighted average debt balance was $15.90 billion during the fourth quarter of 2025, compared to $14.0 billion during the fourth quarter of 2024. Our weighted average borrowing cost was 4.6% during the fourth quarter of 2025, compared to 5.0% during the fourth quarter of 2024.

Our effective income tax rate for the fourth quarter of 2025 was 18.7%, compared to 15.0% in the prior year quarter. The income tax rate for the fourth quarter of 2025 was primarily driven by a 17% statutory rate on our Singapore operations.

Stockholder Returns
During the fourth quarter of 2025, we repurchased $500 million of our common stock (approximately 8 million shares at a weighted average price of $61.39). The remaining amount authorized under our share repurchase program was $1.56 billion as of December 31, 2025. Since the resumption of our share repurchase program in the fourth quarter of 2023 through December 31, 2025, we have repurchased approximately 96 million shares of our common stock at an average price of $46.77, for a total investment of $4.50 billion. The timing and actual number of shares to be repurchased in the future will depend on a variety of factors, including the company’s financial position, earnings, legal requirements, other investment opportunities and market conditions.

During the fourth quarter of 2025, we purchased 25 million shares of SCL common stock for HKD 518 million (approximately $66 million at exchange rates in effect at the time of the transactions), increasing the company’s ownership percentage of SCL to 74.80% as of December 31, 2025.

We paid a quarterly dividend of $0.25 per common share during the quarter. Our next quarterly dividend of $0.30 per common share will be paid on February 18, 2026, to Las Vegas Sands stockholders of record on February 9, 2026.

Balance Sheet Items
Unrestricted cash balances as of December 31, 2025 were $3.84 billion.

As of December 31, 2025, total debt outstanding, net of deferred offering costs and original issue discounts, excluding finance leases, was $15.63 billion.

In January 2026, the company drew down HKD 6.20 billion (approximately $797 million at exchange rates in effect at the time of the transaction) under the 2024 SCL Revolving Facility, in which the proceeds, coupled with cash on hand, were used to redeem in full the outstanding principal amount of the $800 million 3.800% SCL Senior Notes due January 8, 2026 and any accrued interest.

As of January 28, 2026, the company has access to $3.66 billion available for borrowing under our U.S., SCL and Singapore revolving credit facilities, net of outstanding letters of credit. In addition, we have $4.84 billion available under a delayed draw term loan facility that may be used to finance development and construction costs, expenses, fees and other payments related to the MBS Expansion Project.

Capital Expenditures
Capital expenditures during the fourth quarter totaled $274 million, including construction, development and maintenance activities of $149 million at Marina Bay Sands and $121 million in Macao.
###

Conference Call Information
The company will host a conference call to discuss the company’s results on Wednesday, January 28, 2026, at 1:30 p.m. Pacific Time. Interested parties may listen to the conference call through a webcast available on the company’s website at www.sands.com.

About Sands (NYSE: LVS)
Sands is the leading global developer and operator of integrated resorts. The company’s iconic properties drive valuable leisure and business tourism and deliver significant economic benefits, sustained job creation, financial opportunities for local businesses and community investment to help make its host regions ideal places to live, work and visit.

Sands’ portfolio of properties includes Marina Bay Sands® in Singapore and The Venetian® Macao, The Londoner Macao®, The Parisian® Macao, The Plaza® Macao and Four Seasons®

Hotel Macao, and Sands® Macao in Macao SAR, China, through majority ownership in Sands China Ltd.

Dedicated to being a leader in corporate responsibility, Sands is anchored by the core tenets of serving people, communities and the planet. The company’s ESG leadership has led to inclusion on the Dow Jones Sustainability Indices for World and North America, as well as Fortune’s list of the World’s Most Admired Companies. To learn more, visit www.sands.com.

Forward-Looking Statements
This press release contains forward-looking statements made pursuant to the Safe Harbor Provisions of the Private Securities Litigation Reform Act of 1995. These forward-looking statements include the discussions of our business strategies and expectations concerning future operations, margins, profitability, liquidity and capital resources. In addition, in certain portions included in this press release, the words “anticipates,” “believes,” “estimates,” “expects,” “intends,” “looks forward to,” “may,” “plans,” “positions,” “remains,” “seeks,” “will” and similar expressions, as they relate to our company or management, are intended to identify forward-looking statements. Although we believe these forward-looking statements are reasonable, we cannot assure you any forward-looking statements will prove to be correct. These statements represent our expectations, beliefs, intentions or strategies concerning future events that, by their nature, involve a number of risks, uncertainties or other factors beyond our control, which may cause our actual results, performance, achievements or other expectations to be materially different from any future results, performance, achievements or other expectations expressed or implied by these forward-looking statements. These factors include, but are not limited to, the risks associated with: our gaming license in Singapore and concession in Macao and amendments to Macao's gaming laws; general economic conditions; disruptions or reductions in travel and our operations due to natural or man-made disasters, pandemics, epidemics or outbreaks of infectious or contagious diseases; our ability to invest in future growth opportunities, or attempt to expand our business in new markets and new ventures, execute our capital expenditure programs at our existing properties and produce future returns; government regulation; the extent to which the laws and regulations of mainland China become applicable to our operations in Macao and Hong Kong; the possibility that economic, political and legal developments in Macao adversely affect our Macao operations, or that there is a change in the manner in which regulatory oversight is conducted in Macao; our subsidiaries’ ability to make distribution payments to us; substantial leverage and debt service; fluctuations in currency exchange rates and interest rates; our ability to collect gaming receivables; win rates for our gaming operations; risk of fraud and cheating; competition; tax law changes; political instability, civil unrest, terrorist acts or war; legalization of gaming; insurance; the collectability of our outstanding loan receivable; limitations on the transfers of cash to and from our subsidiaries; limitations of the pataca exchange markets; restrictions on the export of the renminbi; and other risks and uncertainties detailed in Annual Reports on Form 10-K and Quarterly Reports on Form 10-Q filed by Las Vegas Sands Corp. with the Securities and Exchange Commission. Readers are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date such statement is made. Las Vegas Sands Corp. assumes no obligation to update any forward-looking statements and information.

Contacts:

Investment Community:
Daniel Briggs
daniel.briggs@sands.com

Media:
Ron Reese
ron.reese@sands.com

Las Vegas Sands Corp.
Fourth Quarter 2025 Results
Non-GAAP Financial Measures

Within the company’s fourth quarter 2025 press release, the company makes reference to certain non-GAAP financial measures that supplement the company’s consolidated financial information prepared in accordance with GAAP including “adjusted net income (loss),” “adjusted earnings (loss) per diluted share” and “consolidated adjusted property EBITDA,” which have directly comparable GAAP financial measures. The company believes these measures represent important internal measures of financial performance. Set forth in the financial schedules accompanying this press release and presentations included on the company’s website are reconciliations of the non-GAAP financial measures to the most directly comparable GAAP financial measures. The non-GAAP financial measure disclosure by the company has limitations and should not be considered a substitute for, or superior to, the financial measures prepared in accordance with GAAP. The definitions of our non-GAAP financial measures and the specific reasons why the company’s management believes the presentation of the non-GAAP financial measures provides useful information to investors regarding the company’s financial condition, results of operations and cash flows are presented below.

The following non-GAAP financial measures are used by management, as well as industry analysts, to evaluate the company’s operations and operating performance. These non-GAAP financial measures are presented so investors have the same financial data management uses in evaluating financial performance with the belief it will assist the investment community in properly assessing the underlying financial performance of the company on a year-over-year and a quarter sequential basis.

Adjusted net income (loss), which is a non-GAAP financial measure, is net income (loss) attributable to Las Vegas Sands excluding pre-opening expense, development expense, gain or loss on disposal or impairment of assets, gain or loss on modification or early retirement of debt, other income or expense and certain nonrecurring corporate expenses, net of income tax. Adjusted net income (loss) and adjusted earnings (loss) per diluted share are presented as supplemental disclosures as management believes they are (1) each widely used measures of performance by industry analysts and investors and (2) a principal basis for valuation of Integrated Resort companies, as these non-GAAP financial measures are considered by many as alternative measures on which to base expectations for future results. These measures also form the basis of certain internal management performance expectations.

Consolidated adjusted property EBITDA, which is a non-GAAP financial measure, is net income (loss) before stock-based compensation expense, corporate expense, pre-opening expense, development expense, depreciation and amortization, amortization of leasehold interests in land, gain or loss on disposal or impairment of assets, interest, other income or expense, gain or loss on modification or early retirement of debt and income taxes. Management utilizes consolidated adjusted property EBITDA to compare the operating profitability of its operations with those of its competitors, as well as a basis for determining certain incentive compensation. Integrated Resort companies, including Las Vegas Sands, have historically reported adjusted property EBITDA as a supplemental performance measure to GAAP financial measures. In order to view the operations of their properties on a more stand-alone basis, Integrated Resort companies, including Las Vegas Sands, have historically excluded certain expenses that do not relate to the management of specific properties, such as pre-opening expense, development expense and corporate expense, from their adjusted property EBITDA calculations. Consolidated adjusted property EBITDA should not be interpreted as an alternative to income (loss) from operations (as an indicator of operating performance) or to cash flows from operations (as a measure of liquidity), in each case, as determined in accordance with GAAP. The company has significant uses of cash flow, including capital expenditures, dividend payments, interest payments, debt principal repayments, share repurchases and income tax payments, which are not reflected in consolidated adjusted property EBITDA. Not all companies calculate adjusted property EBITDA in the same manner. As a result, consolidated adjusted property EBITDA as presented by Las Vegas Sands may not be directly comparable to similarly titled measures presented by other companies.

Exhibit 1
Las Vegas Sands Corp. and Subsidiaries
Condensed Consolidated Statements of Operations
(In millions, except per share data)
(Unaudited)

	Three Months Ended		Year Ended
	December 31,		December 31,
	2025	2024	2025	2024
Revenues:
Casino	$2,741	$2,104	$9,789	$8,303
Rooms	379	317	1,422	1,274
Food and beverage	191	157	644	607
Mall	229	218	801	755
Convention, retail and other	109	100	361	359
Net revenues	3,649	2,896	13,017	11,298
Operating expenses:
Resort operations	2,242	1,796	7,809	6,946
Corporate	90	75	310	290
Pre-opening	4	4	24	14
Development	59	59	269	228
Depreciation and amortization	363	348	1,464	1,308
Amortization of leasehold interests in land	20	15	76	60
Loss on disposal or impairment of assets	164	9	247	50
	2,942	2,306	10,199	8,896
Operating income	707	590	2,818	2,402
Other income (expense):
Interest income	38	57	161	275
Interest expense, net of amounts capitalized	(191)	(180)	(746)	(727)
Other income (expense)	(3)	(6)	(15)	10
Loss on modification or early retirement of debt	—	—	(5)	—
Income before income taxes	551	461	2,213	1,960
Income tax expense	(103)	(69)	(347)	(208)
Net income	448	392	1,866	1,752
Net income attributable to noncontrolling interests	(53)	(68)	(239)	(306)
Net income attributable to Las Vegas Sands Corp.	$395	$324	$1,627	$1,446

Earnings per share:
Basic	$0.59	$0.45	$2.35	$1.97
Diluted	$0.58	$0.45	$2.35	$1.96

Weighted average shares outstanding:
Basic	675	721	691	735
Diluted	678	723	693	737

Exhibit 2
Las Vegas Sands Corp. and Subsidiaries
Net Revenues and Adjusted Property EBITDA
(In millions)
(Unaudited)

	Three Months Ended		Year Ended
	December 31,		December 31,
	2025	2024	2025	2024
Net Revenues
The Venetian Macao	$752	$682	$2,745	$2,831
The Londoner Macao	699	518	2,556	1,984
The Parisian Macao	233	228	872	973
The Plaza Macao and Four Seasons Macao	264	223	872	872
Sands Macao	76	86	294	322
Ferry Operations and Other	34	34	131	125
Macao Operations	2,058	1,771	7,470	7,107

Marina Bay Sands	1,603	1,137	5,590	4,230
Intercompany Royalties	85	64	293	250
Intersegment Eliminations(1)	(97)	(76)	(336)	(289)
	$3,649	$2,896	$13,017	$11,298

Adjusted Property EBITDA
The Venetian Macao	$243	$250	$946	$1,093
The Londoner Macao	201	144	778	543
The Parisian Macao	55	69	218	297
The Plaza Macao and Four Seasons Macao	99	83	313	321
Sands Macao	4	20	31	56
Ferry Operations and Other	6	5	24	17
Macao Operations	608	571	2,310	2,327

Marina Bay Sands	806	537	2,922	2,052
	$1,414	$1,108	$5,232	$4,379

Adjusted Property EBITDA as a Percentage of Net Revenues
The Venetian Macao	32.3%	36.7%	34.5%	38.6%
The Londoner Macao	28.8%	27.8%	30.4%	27.4%
The Parisian Macao	23.6%	30.3%	25.0%	30.5%
The Plaza Macao and Four Seasons Macao	37.5%	37.2%	35.9%	36.8%
Sands Macao	5.3%	23.3%	10.5%	17.4%
Ferry Operations and Other	17.6%	14.7%	18.3%	13.6%
Macao Operations	29.5%	32.2%	30.9%	32.7%

Marina Bay Sands	50.3%	47.2%	52.3%	48.5%

Total	38.8%	38.3%	40.2%	38.8%
____________________

(1)	Intersegment eliminations include royalties and other intercompany services.

Exhibit 3
Las Vegas Sands Corp. and Subsidiaries
Non-GAAP Financial Measure Reconciliation
(In millions)
(Unaudited)

The following is a reconciliation of Net Income to Consolidated Adjusted Property EBITDA:

	Three Months Ended		Year Ended
	December 31		December 31
	2025	2024	2025	2024
Net income	$448	$392	$1,866	$1,752
Add (deduct):
Income tax expense	103	69	347	208
Loss on modification or early retirement of debt	—	—	5	—
Other (income) expense	3	6	15	(10)
Interest expense, net of amounts capitalized	191	180	746	727
Interest income	(38)	(57)	(161)	(275)
Loss on disposal or impairment of assets	164	9	247	50
Amortization of leasehold interests in land	20	15	76	60
Depreciation and amortization	363	348	1,464	1,308
Development expense	59	59	269	228
Pre-opening expense	4	4	24	14
Stock-based compensation(1)	7	8	24	27
Corporate expense	90	75	310	290
Consolidated Adjusted Property EBITDA	$1,414	$1,108	$5,232	$4,379
____________________

(1)
During the three months ended December 31, 2025 and 2024, the company recorded stock-based compensation expense of $19 million and $20 million, respectively, of which $12 million was included in corporate expense in the accompanying condensed consolidated statements of operations.

During the year ended December 31, 2025 and 2024, the company recorded stock-based compensation expense of $71 million and $78 million, respectively, of which $47 million and $51 million, respectively, was included in corporate expense in the accompanying condensed consolidated statements of operations.

Exhibit 4
Las Vegas Sands Corp. and Subsidiaries
Non-GAAP Financial Measure Reconciliation
(In millions, except per share data)
(Unaudited)

The following is a reconciliation of Net Income Attributable to LVS to Adjusted Net Income:

	Three Months Ended		Year Ended
	December 31,		December 31,
	2025	2024	2025	2024
Net income attributable to LVS	$395	$324	$1,627	$1,446

Pre-opening expense	4	4	24	14
Development expense	59	59	269	228
Loss on disposal or impairment of assets	164	9	247	50
Other (income) expense	3	6	15	(10)
Loss on modification or early retirement of debt	—	—	5	—
Income tax impact on net income adjustments(1)	(37)	(14)	(86)	(49)
Noncontrolling interest impact on net income adjustments	(9)	(1)	(18)	(6)
Adjusted net income attributable to LVS	$579	$387	$2,083	$1,673

The following is a reconciliation of Net Income per Diluted Share to Adjusted Earnings per Diluted Share:

	Three Months Ended		Year Ended
	December 31,		December 31,
	2025	2024	2025	2024
Per diluted share of common stock:
Net income attributable to LVS	$0.58	$0.45	$2.35	$1.96

Pre-opening expense	0.01	0.01	0.03	0.02
Development expense	0.09	0.08	0.39	0.31
Loss on disposal or impairment of assets	0.24	0.01	0.36	0.07
Other (income) expense	—	0.01	0.02	(0.01)
Loss on modification or early retirement of debt	—	—	0.01	—
Income tax impact on net income adjustments	(0.05)	(0.02)	(0.12)	(0.07)
Noncontrolling interest impact on net income adjustments	(0.02)	—	(0.03)	(0.01)
Adjusted earnings per diluted share	$0.85	$0.54	$3.01	$2.27

Weighted average diluted shares outstanding	678	723	693	737
____________________

(1)	The income tax impact for each adjustment is derived by applying the effective tax rate, including current and deferred income tax expense, based upon the jurisdiction and the nature of the adjustment.

Exhibit 5
Las Vegas Sands Corp. and Subsidiaries
Supplemental Data
(In millions)
(Unaudited)

The following reflects the impact on Net Revenues for hold-adjusted win percentage:

	Three Months Ended
	December 31,
	2025	2024
Macao Operations	$(44)	$38
Marina Bay Sands(1)	(60)	29
	$(104)	$67

The following reflects the impact on Adjusted Property EBITDA for hold-adjusted win percentage:

	Three Months Ended
	December 31,
	2025	2024
Macao Operations	$(26)	$22
Marina Bay Sands(1)	(45)	21
	$(71)	$43
____________________

Note:
These amounts represent the estimated impact of the hold adjustment that would have occurred had the company’s current period Rolling Chip win percentage equaled 3.3% for the Macao operations and 3.9% and 3.7% for the three months ended December 31, 2025 and 2024, respectively, for Marina Bay Sands. Included are the estimated commissions paid, discounts and other incentives rebated directly or indirectly to customers, gaming taxes and bad debt expense that would have been incurred or avoided.

(1)
Beginning with the three months ended September 30, 2025, we revised our expected hold-adjusted win percentage for Marina Bay Sands to be based on the theoretical hold percentage measured by technology-enabled gaming tables. Presentation of the prior year period has been revised to be consistent with that methodology.

Exhibit 6
Las Vegas Sands Corp. and Subsidiaries
Supplemental Data
(Unaudited)

	Three Months Ended		Year Ended
	December 31,		December 31,
	2025	2024	2025	2024
Casino Statistics:
The Venetian Macao:
Table games win per unit per day(1)	$10,936	$9,379	$9,855	$9,576
Slot machine win per unit per day(2)	$384	$381	$347	$386
Average number of table games	658	664	660	702
Average number of slot machines	1,562	1,573	1,639	1,585

The Londoner Macao:
Table games win per unit per day(1)	$14,006	$9,616	$12,381	$10,847
Slot machine win per unit per day(2)	$592	$403	$546	$471
Average number of table games	501	508	507	431
Average number of slot machines	1,574	1,574	1,565	1,336

The Parisian Macao:
Table games win per unit per day(1)	$7,946	$7,334	$7,656	$6,719
Slot machine win per unit per day(2)	$323	$322	$290	$377
Average number of table games	254	261	243	313
Average number of slot machines	1,195	1,117	1,325	1,037

The Plaza Macao and Four Seasons Macao:
Table games win per unit per day(1)	$28,033	$22,927	$22,446	$23,446
Slot machine win per unit per day(2)	$59	$159	$85	$160
Average number of table games	102	99	104	101
Average number of slot machines	40	49	49	33

Sands Macao:
Table games win per unit per day(1)	$5,691	$6,919	$5,686	$7,283
Slot machine win per unit per day(2)	$248	$251	$244	$269
Average number of table games	123	106	118	101
Average number of slot machines	853	667	806	654

Marina Bay Sands:
Table games win per unit per day(1)	$23,730	$16,914	$20,793	$15,272
Slot machine win per unit per day(2)	$1,082	$901	$1,023	$892
Average number of table games	568	495	548	498
Average number of slot machines	2,967	2,962	2,971	2,947
____________________

(1)	Table games win per unit per day is shown before discounts, commissions, deferring revenue associated with the company’s loyalty programs and allocating casino revenues related to goods and services provided to patrons on a complimentary basis.
(2)	Slot machine win per unit per day is shown before deferring revenue associated with the company’s loyalty programs and allocating casino revenues related to goods and services provided to patrons on a complimentary basis.

Exhibit 7
Las Vegas Sands Corp. and Subsidiaries
Supplemental Data
(Unaudited)

	Three Months Ended
The Venetian Macao	December 31,
(Dollars in millions)	2025	2024	Change
Revenues:
Casino	$584	$534	$50
Rooms	53	54	(1)
Food and beverage	18	16	2
Mall	69	63	6
Convention, retail and other	28	15	13
Net revenues	$752	$682	$70

Adjusted Property EBITDA	$243	$250	$(7)
EBITDA Margin %	32.3%	36.7%	(4.4)	pts

Gaming Statistics
(Dollars in millions)

Rolling Chip volume	$1,774	$746	$1,028
Rolling Chip win %(1)	3.88%	1.99%	1.89	pts

Non-Rolling Chip drop	$2,551	$2,309	$242
Non-Rolling Chip win %	23.3%	24.2%	(0.9)	pts

Slot handle	$1,578	$1,467	$111
Slot hold %	3.5%	3.8%	(0.3)	pts

Hotel Statistics

Occupancy %	98.8%	99.5%	(0.7)	pts
Average daily room rate (ADR)	$201	$205	$(4)
Revenue per available room (RevPAR)	$199	$204	$(5)
____________________

(1)
This compares to our expected Rolling Chip win percentage of 3.3% (calculated before discounts, commissions, deferring revenue associated with the company’s loyalty programs and allocating casino revenues related to goods and services provided to patrons on a complimentary basis).

Las Vegas Sands Corp. and Subsidiaries
Supplemental Data
(Unaudited)

	Three Months Ended
The Londoner Macao	December 31,
(Dollars in millions)	2025	2024	Change
Revenues:
Casino	$524	$387	$137
Rooms	105	68	37
Food and beverage	34	22	12
Mall	27	24	3
Convention, retail and other	9	17	(8)
Net revenues	$699	$518	$181

Adjusted Property EBITDA	$201	$144	$57
EBITDA Margin %	28.8%	27.8%	1.0	pts

Gaming Statistics
(Dollars in millions)

Rolling Chip volume	$3,543	$1,849	$1,694
Rolling Chip win %(1)	2.77%	4.33%	(1.56)	pts

Non-Rolling Chip drop	$2,419	$1,631	$788
Non-Rolling Chip win %	22.6%	22.6%	—	pts

Slot handle	$2,345	$1,597	$748
Slot hold %	3.7%	3.7%	—	pts

Hotel Statistics

Occupancy %	98.1%	98.0%	0.1	pts
Average daily room rate (ADR)	$269	$290	$(21)
Revenue per available room (RevPAR)	$264	$284	$(20)
____________________

(1)
This compares to our expected Rolling Chip win percentage of 3.3% (calculated before discounts, commissions, deferring revenue associated with the company’s loyalty programs and allocating casino revenues related to goods and services provided to patrons on a complimentary basis).

Las Vegas Sands Corp. and Subsidiaries
Supplemental Data
(Unaudited)

	Three Months Ended
The Parisian Macao	December 31,
(Dollars in millions)	2025	2024	Change
Revenues:
Casino	$178	$171	$7
Rooms	34	35	(1)
Food and beverage	15	14	1
Mall	4	7	(3)
Convention, retail and other	2	1	1
Net revenues	$233	$228	$5

Adjusted Property EBITDA	$55	$69	$(14)
EBITDA Margin %	23.6%	30.3%	(6.7)	pts

Gaming Statistics
(Dollars in millions)

Rolling Chip volume(1)	$—	$60	$(60)
Rolling Chip win %(2)	—%	(13.07)%	13.07	pts

Non-Rolling Chip drop	$891	$821	$70
Non-Rolling Chip win %	20.8%	22.4%	(1.6)	pts

Slot handle	$1,044	$858	$186
Slot hold %	3.4%	3.8%	(0.4)	pts

Hotel Statistics

Occupancy %	99.3%	99.5%	(0.2)	pts
Average daily room rate (ADR)	$149	$156	$(7)
Revenue per available room (RevPAR)	$148	$156	$(8)
____________________

(1)	Rolling Chip tables were made available based on demand beginning in March 2024.
(2)
This compares to our expected Rolling Chip win percentage of 3.3% (calculated before discounts, commissions, deferring revenue associated with the company’s loyalty programs and allocating casino revenues related to goods and services provided to patrons on a complimentary basis).

Las Vegas Sands Corp. and Subsidiaries
Supplemental Data
(Unaudited)

	Three Months Ended
The Plaza Macao and Four Seasons Macao	December 31,
(Dollars in millions)	2025	2024	Change
Revenues:
Casino	$183	$142	$41
Rooms	30	30	—
Food and beverage	8	8	—
Mall	41	42	(1)
Convention, retail and other	2	1	1
Net revenues	$264	$223	$41

Adjusted Property EBITDA	$99	$83	$16
EBITDA Margin %	37.5%	37.2%	0.3	pts

Gaming Statistics
(Dollars in millions)

Rolling Chip volume	$1,820	$1,746	$74
Rolling Chip win %(1)	6.11%	1.11%	5.00	pts

Non-Rolling Chip drop	$808	$759	$49
Non-Rolling Chip win %	18.9%	25.1%	(6.2)	pts

Slot handle	$11	$29	$(18)
Slot hold %	1.9%	2.5%	(0.6)	pts

Hotel Statistics

Occupancy %	95.7%	97.3%	(1.6)	pts
Average daily room rate (ADR)	$514	$498	$16
Revenue per available room (RevPAR)	$492	$485	$7
____________________

(1)
This compares to our expected Rolling Chip win percentage of 3.3% (calculated before discounts, commissions, deferring revenue associated with the company’s loyalty programs and allocating casino revenues related to goods and services provided to patrons on a complimentary basis).

Las Vegas Sands Corp. and Subsidiaries
Supplemental Data
(Unaudited)

	Three Months Ended
Sands Macao	December 31,
(Dollars in millions)	2025	2024	Change
Revenues:
Casino	$68	$78	$(10)
Rooms	5	5	—
Food and beverage	2	2	—
Mall	1	—	1
Convention, retail and other	—	1	(1)
Net revenues	$76	$86	$(10)

Adjusted Property EBITDA	$4	$20	$(16)
EBITDA Margin %	5.3%	23.3%	(18.0)	pts

Gaming Statistics
(Dollars in millions)

Rolling Chip volume	$26	$69	$(43)
Rolling Chip win %(1)	8.39%	4.49%	3.90	pts

Non-Rolling Chip drop	$421	$389	$32
Non-Rolling Chip win %	14.7%	16.5%	(1.8)	pts

Slot handle	$870	$527	$343
Slot hold %	2.2%	2.9%	(0.7)	pts

Hotel Statistics

Occupancy %	99.1%	99.1%	—	pts
Average daily room rate (ADR)	$167	$174	$(7)
Revenue per available room (RevPAR)	$165	$173	$(8)
____________________

(1)
This compares to our expected Rolling Chip win percentage of 3.3% (calculated before discounts, commissions, deferring revenue associated with the company’s loyalty programs and allocating casino revenues related to goods and services provided to patrons on a complimentary basis).

Las Vegas Sands Corp. and Subsidiaries
Supplemental Data
(Unaudited)

	Three Months Ended
Marina Bay Sands	December 31,
(Dollars in millions)	2025	2024	Change
Revenues:
Casino	$1,204	$792	$412
Rooms	152	125	27
Food and beverage	114	95	19
Mall	87	82	5
Convention, retail and other	46	43	3
Net revenues	$1,603	$1,137	$466

Adjusted Property EBITDA	$806	$537	$269
EBITDA Margin %	50.3%	47.2%	3.1	pts

Gaming Statistics
(Dollars in millions)

Rolling Chip volume	$13,403	$8,068	$5,335
Rolling Chip win %(1)	4.36%	3.34%	1.02	pts

Non-Rolling Chip drop	$2,881	$2,342	$539
Non-Rolling Chip win %	22.8%	21.4%	1.4	pts

Slot handle	$6,645	$6,572	$73
Slot hold %	4.4%	3.7%	0.7	pts

Hotel Statistics

Occupancy %	95.0%	94.3%	0.7	pts
Average daily room rate (ADR)	$978	$927	$51
Revenue per available room (RevPAR)	$929	$874	$55
____________________

(1)
This compares to our theoretical Rolling Chip win percentage of 3.9% and 3.7% for the three months ended December 31, 2025 and 2024, respectively (calculated before discounts, commissions, deferring revenue associated with the company’s loyalty programs and allocating casino revenues related to goods and services provided to patrons on a complimentary basis).

Beginning with the three months ended September 30, 2025, we revised our expected hold-adjusted win percentage for Marina Bay Sands to be based on the theoretical hold percentage measured by technology-enabled gaming tables.

Las Vegas Sands Corp. and Subsidiaries
Supplemental Data - Asian Retail Mall Operations
(Unaudited)

	For the Three Months Ended December 31, 2025					TTM December 31, 2025
(Dollars in millions except per square foot data)	Gross Revenue(1)	Operating Profit	Operating Profit Margin	Gross Leasable Area (sq. ft.)	Occupancy % at End of Period	Tenant Sales Per Sq. Ft.(2)
Shoppes at Venetian	$69	$62	89.9%	829,872	89.9%	$1,894

Shoppes at Four Seasons
Luxury Retail	29	27	93.1%	163,929	100.0%	5,389
Other Stores	12	10	83.3%	84,375	85.4%	1,973
	41	37	90.2%	248,304	95.0%	4,375

Shoppes at Londoner	27	24	88.9%	518,138	78.6%	1,589

Shoppes at Parisian	4	2	50.0%	256,825	71.9%	458

Total Cotai Strip in Macao	141	125	88.7%	1,853,139	84.9%	2,085

The Shoppes at Marina Bay Sands	87	80	92.0%	620,562	97.0%	2,967

Total	$228	$205	89.9%	2,473,701	88.0%	$2,346
____________________

Note:	This table excludes the results of our retail outlets at Sands Macao.
(1)	Gross revenue figures are net of intersegment revenue eliminations.
(2)	Tenant sales per square foot reflect sales from tenants only after the tenant has been open for a period of 12 months.